================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  October 4, 1995
                                                          ---------------

                               COGNEX CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Massachusetts                  0-17869                  04-2713778
----------------------------        -----------             ------------------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


                                One Vision Drive
                        Natick, Massachusetts 01760-2059
                                 (508) 650-3000
             ---------------------------------------------------
              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)




================================================================================

                                     INDEX



Item 2.   Acquisition or Disposition of Assets

          Information with respect to this item may be found in Item 5 "Other Information" of Cognex Corporation's Quarterly Report on Form
          10-Q for the quarter ended July 2, 1995. The purpose of filing this Form 8-K is solely to supply financial statements in accordance with
          Item 7(a)(4) of Form 8-K.

Item 7.   Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired
              Report of Independent Accountants
              Statements of Income for the three months ended June 30, 1995
                (unaudited) and the twelve months ended March 25, 1995
              Balance Sheets as of June 30, 1995 (unaudited) and March 25, 1995 Statements of Stockholders' Equity for the three months ended
                June 30, 1995 (unaudited) and the twelve months ended March 25, 1995
              Statements  of  Cash Flows for the three months ended June  30,
                1995 (unaudited) and the twelve months ended March 25, 1995
              Notes to Financial Statements

          (b) Pro Forma Financial Information
              Introductory Information
              Unaudited Pro Forma Statement of Income for the six months ended
                July 2, 1995
              Unaudited Pro Forma Statement of Income for the twelve months ended December 31, 1994
              Unaudited Pro Forma Balance Sheet as of July 2, 1995
              Notes to Unaudited Pro Forma Financial Information

          (c) Exhibits
              Exhibit 2 - Stock Purchase Agreement dated as of July 21, 1995 among Acumen, Inc., the Shareholders of Acumen Inc., and Cognex Corporation
              Exhibit 27 - Financial Data Schedules (electronic filing only)

                               COGNEX CORPORATION
                               FORM 8-K ITEM 7(A)
                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cognex Corporation:

We have audited the accompanying balance sheet of Acumen, Incorporated as of March 25, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acumen, Incorporated as of March 25, 1995 and the results of its operations and its cash flows for the year ended March 25, 1995, in conformity with generally accepted accounting principles.




Boston, Massachusetts                           COOPERS & LYBRAND L. L. P.
September 29, 1995

                              ACUMEN INCORPORATED
                              STATEMENTS OF INCOME
                    (In thousands, except per share amounts)


                                                          THREE MONTHS    TWELVE MONTHS
                                                             ENDED            ENDED
                                                            JUNE 30,        MARCH 25,
                                                              1995            1995
                                                          ------------    -------------
                                                           (UNAUDITED)
Revenue
   Third party........................................    $    1,189        $    2,411
   Related party......................................           240             1,114

Cost of revenue
   Third party........................................           330               769
   Related party......................................            83               401
                                                          ----------        ----------

Gross margin..........................................         1,016              2,355

Research, development and engineering expenses........           192                426

Selling, general and administrative expenses..........           172                299
                                                          ----------        -----------

Income from operations................................           652              1,630

Other income..........................................             6                  1
                                                          ----------        -----------

Income before provision for income taxes..............           658              1,631

Provision for income taxes............................           263                652
                                                          ----------        -----------

Net income............................................   $       395        $       979
                                                         ===========        ===========

Net income per share..................................   $      4.82        $     13.60
                                                         ===========        ===========

Weighted average common shares outstanding............            82                 72
                                                         ===========        ===========






   The accompanying notes are an integral part of these financial statements.

                              ACUMEN INCORPORATED
                                 BALANCE SHEETS
                             (Dollars in thousands)



                                                        JUNE 30,        MARCH 25,
                                                         1995             1995
                                                      -----------      -----------
                                                      (UNAUDITED)
ASSETS

Current assets:
   Cash and cash equivalents......................    $       736      $       302
   Accounts receivable
     Third party..................................            527              646
     Related party................................            473              233
   Inventories....................................            333              256
   Prepaid expenses and other.....................             14                9
                                                      -----------      -----------

       Total current assets.......................          2,083            1,446
                                                      -----------      -----------

Fixed assets, net.................................             42               45
                                                      -----------      -----------

                                                      $     2,125      $     1,491
                                                      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable
     Third party..................................    $        99      $        98
     Related party................................              1                2
   Accrued expenses...............................             72               97
   Accrued income taxes...........................            358               94
                                                      -----------      -----------

       Total current liabilities..................            530              291
                                                      -----------      -----------

Stockholders' equity:
   Common stock, no par value -
     Authorized: 100,000 shares, issued and
     outstanding: 81,984 at June 30, 1995 and
     March 25, 1995...............................
   Additional paid-in capital.....................            230              230
   Retained earnings..............................          1,365              970
                                                      -----------      -----------

       Total stockholders' equity.................          1,595            1,200
                                                      -----------      -----------

                                                      $     2,125      $     1,491
                                                      ===========      ===========





   The accompanying notes are an integral part of these financial statements.

                             ACUMEN INCORPORATED
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                            (Dollars in thousands)

                                                       SHARES OF ADDITIONAL               TOTAL
                                                        COMMON    PAID-IN    RETAINED  STOCKHOLDERS'
                                                        STOCK     CAPITAL    EARNINGS     EQUITY
                                                       --------- ----------  --------  ------------
Balance at March 31, 1994........................       63,984     $230       $   (9)    $  221
    Net income ..................................                                979        979
    Issuance of stock under stock option plan....       18,000
                                                        ------     ----       ------     ------
Balance at March 25, 1995........................       81,984      230          970      1,200
    Net income ..................................                                395        395
                                                        ------     ----       ------     ------
Balance at June 30, 1995 (unaudited).............       81,984     $230       $1,365     $1,595
                                                        ======     ====       ======     ======




  The accompanying notes are an integral part of these financial statements.

                              ACUMEN INCORPORATED
                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


                                                                     THREE MONTHS   TWELVE MONTHS
                                                                        ENDED           ENDED
                                                                       JUNE 30,       MARCH 25,
                                                                         1995           1995
                                                                     ------------   -------------
                                                                     (UNAUDITED)
Cash flows from operating activities:
   Net income.......................................................    $ 395           $ 979
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation...................................................        6              17
     Change in current assets and current liabilities:
        Accounts receivable.........................................     (121)           (499)
        Inventories.................................................      (77)            (96)
        Prepaid expenses and other..................................       (5)             (9)
        Accounts payable............................................                       34
        Accrued expenses............................................      (25)             59
        Accrued income taxes........................................      264             (78)
        Customer deposits...........................................                     (164)
                                                                        -----           -----
   Net cash provided by operating activities........................      437             243
                                                                        -----           -----

Cash flows from investing activities:
   Purchase of fixed assets.........................................       (3)            (37)
                                                                        -----           -----
   Net cash used in investing activities............................       (3)            (37)
                                                                        -----           -----

Net increase in cash and cash equivalents...........................      434             206
Cash and cash equivalents at beginning of period....................      302              96
                                                                        -----           -----
Cash and cash equivalents at end of period..........................    $ 736           $ 302
                                                                        =====           =====
Supplemental disclosure of cash flow information:
   Cash paid during the period for:
     Income taxes...................................................                    $ 592
                                                                                        =====



      The accompanying notes are an integral part of these financial statements.

                             ACUMEN INCORPORATED

                        NOTES TO FINANCIAL STATEMENTS


ORGANIZATION
------------

Founded in 1991, Acumen, Inc. (the "Company") is a developer of machine vision systems for semiconductor wafer identification. As of June 30, 1995, the Company was majority owned by Accu-Fab Systems, Inc., a wholly-owned subsidiary of ATS Automation Tooling Systems, Inc. See Related Party Transactions.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------

The accompanying financial statements reflect the application of certain accounting policies described in this and other notes to the financial statements.

   Basis of Presentation
   ---------------------

   In the opinion of the management of the Company, the accompanying financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial position at June 30, 1995 and March 25, 1995, and the results of its operations and changes in stockholders' equity and cash flows for the three months ended June 30, 1995 and the twelve months ended March 25, 1995.

   The results disclosed in the Statement of Income for the three months ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

   The Company's fiscal year end is March 25, 1995, representing a 360-day fiscal year.

   Revenue Recognition
   -------------------

   Revenue from product sales and software licenses is recognized upon shipment. Deferred revenue and customer deposits arise from billing in advance of performance and are recognized as revenue during the period in which performance occurs. Service and maintenance revenue is recognized as earned.

   Research and Development
   ------------------------

   Research and development costs are charged to expense when incurred until technological feasibility has been established for the product. Thereafter, all software production costs are capitalized until the product is available for general release to customers. The Company has not capitalized any software costs to date.

   Concentrations of Credit Risk
   -----------------------------

   A significant portion of the Company's sales and receivables are from customers in the semiconductor industry. The Company performs ongoing credit evaluations of its customers. To date, the Company has not experienced any losses related to the collection of accounts receivable.

   Cash Equivalents
   ----------------

   The Company considers all highly liquid investments purchased with an original maturity of one year or less to be cash equivalents.

   Inventories
   -----------

   Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

                              ACUMEN INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS


  Fixed Assets
  ------------

  Fixed assets are stated at cost and depreciated using the straight-line method over three years, the assets' estimated useful lives. Maintenance and repairs are charged to expense when incurred; additions and improvements are capitalized. Upon retirement or sale, the cost of the assets are disposed of and the related accumulated depreciation is removed from the accounts, with any resulting gain or loss included in the determination of net income.

  Income Taxes
  ------------

  The Company accounts for income taxes according to Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." Under the liability method specified in SFAS No. 109, a deferred tax asset or liability is determined based on the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Tax credits are recorded as a reduction in income taxes when utilized.

  Net Income per Share
  --------------------

  Net income per share is calculated based on the weighted average number of common and dilutive common equivalent shares outstanding during the period. Primary and fully diluted earnings per share are not materially different for each of the periods presented. Dilutive common equivalent shares consist of stock options, calculated using the treasury stock method.


INVENTORIES
-----------

Inventories consist of the following:

                                                 JUNE 30,       MARCH 25,
                                                   1995           1995
(In thousands)                                 -----------     -----------
                                               (UNAUDITED)
Raw materials...............................      $ 91            $115
Work-in-process.............................         8               7
Finished goods..............................       234             134
                                                  ----            ----
                                                  $333            $256
                                                  ====            ====

FIXED ASSETS
------------

Fixed assets consist of the following:

                                                JUNE 30,       MARCH 25,
(In thousands)                                    1995            1995
                                               -----------    -----------
                                               (UNAUDITED)
Computer hardware and software..............       88              85
Less: accumulated depreciation..............      (46)            (40)
                                                 ----            ----
                                                 $ 42            $ 45
                                                 ====            ====

                              ACUMEN INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS


ACCRUED EXPENSES
----------------

Accrued expenses consist of the following:
                                               JUNE 30,       MARCH 25,
(In thousands)                                   1995           1995
                                              -----------     ---------
                                              (UNAUDITED)
Payroll and related costs..............         $ 49            $ 52
Bonus and other........................           23              45
                                                ----            ----
                                                $ 72            $ 97
                                                ====            ====

INCOME TAXES
-------------

The provision for income taxes in the accompanying Statements of Income consists of the following:

                                                JUNE 30,     MARCH 25,
(In thousands)                                   1995          1995
                                              -----------    ---------
                                              (UNAUDITED)
Current:
   Federal.................................      $ 224        $ 554
   State...................................         39           98
                                                 -----        -----

                                                 $ 263        $ 652
                                                 =====        =====

A reconciliation of the provision for income taxes at the federal statutory rate is as follows:

                                                         JUNE 30,   MARCH 25,
(In thousands)                                            1995        1995
                                                       -----------  ---------
                                                       (UNAUDITED)
Provision for income taxes at federal statutory rate....   34%        34%
State income taxes, net of federal benefit..............    6%         6%
                                                           ---        ---
                                                           40%        40%
                                                           ===        ===


At June 30, 1995 and March 25, 1995, the differences between the financial statement and tax basis of assets and liabilities were immaterial, and accordingly, the Company did not record a deferred tax asset or liability in the accompanying balance sheets.

                              ACUMEN INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

LEASES
------

The Company conducts its operations in leased facilities. The lease agreement expires on August 31, 1996 and is accounted for as an operating lease. Rent expense approximated $12,873 for the three months ended June 30, 1995 and $52,941 for the twelve months ended March 25, 1995. Future minimum lease commitments under the agreement are as follows at June 30, 1995:

                     Year ended March    Amount
                     ----------------    ------
                     1996                $51,492
                     1997                $21,455

STOCKHOLDERS' EQUITY
--------------------

In June 1991, the Board of Directors and Stockholders approved the 1991 Incentive Stock Option Plan. All options granted under the Plan have been at fair market value on the dates of grant. Options vest over three years and expire no later than ten years from the date of grant.

Information concerning stock options for the fifteen months ended June 30, 1995 is as follows:

                                                 NUMBER OF  OPTION PRICE
                                                  SHARES      PER SHARE
                                                 ---------  ------------
Outstanding at March 31, 1994..................    28,666      $  .01
   Options granted.............................    10,000       14.01
   Options exercised...........................   (18,000)        .01
   Options canceled............................   (10,666)        .01
                                                  -------
Outstanding at March 25, 1995..................    10,000       14.01
                                                  -------
Outstanding at June 30, 1995 (unaudited).......    10,000      $14.01
                                                  =======

There were 3,334 exercisable options at June 30, 1995.

EMPLOYEE SAVINGS PLAN
---------------------

As of June 30, 1995, the Company participated in the Accu-Fab Systems, Inc. 401(k) Plan, a defined contribution plan available to all employees who have attained age 18. Eligible employees may contribute from 1% to 15% of their salary on a pre-tax basis. Accu-Fab Systems, Inc. made no contributions to the 401(k) Plan during the fifteen months ended June 30, 1995.

                              ACUMEN INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS



SIGNIFICANT CUSTOMERS AND EXPORT SALES
--------------------------------------

During the three months ended June 30, 1995 and the twelve months ended March 25, 1995, one customer, Accu-Fab Systems Inc., accounted for $240,000 and $1,114,000, or 17% and 32%, respectively, of revenue. See Related Party Transactions.

The following summarizes export sales:

                                              JUNE 30,       MARCH 25,
(In thousands)                                  1995           1995
                                             -----------     ---------
                                             (UNAUDITED)
United States..............................     $1,099         $2,964
Export:
  Japan....................................        316            431
  Singapore................................         14            130
                                                ------         ------

                                                $1,429         $3,525
                                                ======         ======

RELATED PARTY TRANSACTIONS
--------------------------

As of June 30, 1995, the Company was majority owned by Accu-Fab Systems, Inc., a wholly-owned subsidiary of ATS Automation Tooling Systems, Inc. During the three months ended June 30, 1995 and the twelve months ended March 25, 1995, the Company's sales to Accu-Fab totaled $240,000 and $1,114,000, respectively. At June 30, 1995, the Company's accounts receivable from and accounts payable to Accu-Fab totaled $473,000 and $1,000, respectively.

                               COGNEX CORPORATION
                               FORM 8-K ITEM 7(B)
                        PRO FORMA FINANCIAL INFORMATION

                               COGNEX CORPORATION

                            INTRODUCTORY INFORMATION



 On July 21, 1995, Cognex Corporation acquired all of the outstanding shares of Acumen, Inc., a developer of machine vision systems for semiconductor wafer identification, for approximately $14 million in a combination of cash and Cognex stock and options. The acquisition is accounted for under the purchase method of accounting.

 The $14 million purchase price was allocated based on the fair values of the identifiable assets of Acumen as follows: $0.1 million represents the net assets of Acumen, $0.6 million represents deferred compensation costs to be amortized over eight years, $2.4 million represents completed technology to be amortized over five years, $10.2 million represents a charge for in-process technology to be recorded in operations in the third quarter ending October 1, 1995, and the remainder of $0.7 million represents goodwill to be amortized over five years. The $10.2 million charge for in-process technology is excluded from the accompanying pro forma statements of income.

 The unaudited pro forma statements of income for the six months ended July 2, 1995 and the twelve months ended December 31, 1994 were prepared as if the acquisition had taken place on January 1, 1994. The unaudited pro forma balance sheet as of July 2, 1995 was prepared as if the acquisition had taken place on July 2, 1995.

 The unaudited pro forma financial information is intended to provide information about the continuing impact of the acquisition by showing how it might have affected historical financial statements if it had been consummated at an earlier date. This information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the earliest period presented. This information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information.


                                                  COGNEX CORPORATION
                                         UNAUDITED PRO FORMA STATEMENT OF INCOME
                                          FOR THE SIX MONTHS ENDED JULY 2, 1995
                                         (In thousands, except per share amounts)



                                                                   HISTORICAL                        PRO FORMA
                                                              COGNEX       ACUMEN          ADJUSTMENTS       RESULTS
                                                             --------    ---------         -----------      ---------
Revenue..................................................    $43,159       $2,733                            $45,892

Cost of revenue..........................................      9,188          811            $ 237 (A)        10,236
                                                             -------       ------            -----           -------

Gross margin.............................................     33,971        1,922             (237)           35,656

Research, development and engineering expenses...........      5,789          320               34 (B)         6,143

Selling, general and administrative expenses.............     10,881          289                3 (B)        11,243
                                                                                                70 (C)
                                                             -------       ------            -----           -------

Income from operations...................................     17,301        1,313             (344)           18,270

Other income.............................................      1,300            6             (194)(D)         1,112
                                                             -------       ------            -----           -------
Income before provision for income taxes.................     18,601        1,319             (538)           19,382

Provision for income taxes...............................      5,487          527             (120)(E)         5,894
                                                             -------       ------            -----           -------
Net income...............................................    $13,114       $  792            $(418)          $13,488
                                                             =======       ======            =====           =======
Net income per share.....................................    $   .64                                         $   .65
                                                             =======                                         =======
Weighted average common shares outanding.................     20,545                            96 (F)        20,641
                                                             =======                         =====           =======



   The accompanying notes are an integral part of the pro forma financial information.

                                                  COGNEX CORPORATION
                                        UNAUDITED PRO FORMA STATEMENT OF INCOME
                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994
                                        (In thousands, except per share amounts)



                                                               HISTORICAL                     PRO FORMA
                                                           COGNEX       ACUMEN       ADJUSTMENTS       RESULTS
                                                           -------      ------       -----------       -------
Revenue................................................   $62,484       $3,525                         $66,009

Cost of revenue........................................    13,884        1,170          $   474 (A)     15,528
                                                          -------       ------          -------        -------

Gross margin...........................................    48,600        2,355             (474)        50,481

Research, development and engineering expenses.........     9,933          426               67 (B)     10,426


Selling, general and administrative expenses...........    16,847          299                6 (B)     17,292

                                                                                            140 (C)
                                                          -------       ------          -------        -------

Income from operations.................................    21,820        1,630             (687)        22,763

Other income...........................................     1,462            1             (333)(D)      1,130
                                                          -------       ------          -------        -------

Income before provision for income taxes...............    23,282        1,631           (1,020)        23,893


Provision for income taxes.............................     7,210          652             (218)(E)      7,644
                                                          -------       ------          -------        -------

Net income.............................................   $16,072       $  979          $  (802)       $16,249
                                                          =======       ======          =======        =======
Net income per share...................................   $   .87                                      $   .87
                                                          =======                                      =======
Weighted average common shares outstanding.............    18,575                            96 (F)     18,671
                                                          =======                       =======        =======





    The accompanying notes are an integral part of the pro forma financial information.

                                                        COGNEX CORPORATION
                                                 UNAUDITED PRO FORMA BALANCE SHEET
                                                           JULY 2, 1995
                                                      (Dollars in thousands)



                                                       HISTORICAL                        PRO FORMA
                                                 COGNEX         ACUMEN          ADJUSTMENTS     RESULTS
                                                ----------     --------        ------------    -----------
ASSETS
Current assets:
    Cash and cash equivalents..............      $ 23,317       $  736          $(6,346)(G)     $ 17,707
    Investments............................        59,569                                         59,569
    Accounts receivable....................        16,148        1,000                            17,148
    Inventories............................         5,403          333                             5,736
    Deferred income taxes..................         1,652                                          1,652
    Prepaid expenses and other.............         4,491           14                             4,505
                                                 --------       ------          -------         --------
        Total current assets...............       110,580        2,083           (6,346)         106,317

Property, plant and equipment, net.........        20,513           42                            20,555
Other assets...............................           542                         3,066 (G)        3,608
                                                 --------       ------          -------         --------
                                                 $131,635       $2,125          $(3,280)        $130,480
                                                 ========       ======          =======         ========

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
    Accounts payable ......................      $  1,060       $  100                          $  1,160
    Accrued expenses ......................         6,258           72          $   308 (G)        6,638
    Accrued income taxes...................         1,649          358                             2,007
    Customer deposits......................           744                                            744
    Deferred revenue.......................           302                                            302
                                                 --------       ------          -------         --------
        Total current liabilities..........        10,013          530              308           10,851
                                                 --------       ------          -------         --------
Other liabilities..........................                                       4,026            4,026
                                                 --------       ------          -------         --------

Stockholders' equity:
    Common stock...........................            38                                             38
    Additional paid-in capital.............        58,551          230            4,170 (G)       62,721
                                                                                   (230)(H)
    Cumulative translation adjustment......           143                                            143
    Retained earnings......................        63,596        1,365          (10,189)(G)       53,407
                                                                                 (1,365)(H)
    Treasury stock.........................          (706)                                          (706)
                                                 --------       ------           ------         --------
        Total stockholders' equity.........       121,622        1,595           (7,614)         115,603
                                                 --------       ------           ------         --------
                                                 $131,635       $2,125          $(3,280)        $130,480
                                                 ========       ======          =======         ========


     The accompanying notes are an integral part of the pro forma financial information.

                              COGNEX CORPORATION

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION



(A) The pro forma adjustment to "Cost of revenue" represents the amortization over five years of $2,369,000 of completed technology purchased from Acumen.

(B) The pro forma adjustments to "Research, development and engineering expenses" and "Selling, general and administrative expenses" represent the amortization over eight years of $590,000 of deferred compensation costs to be paid to certain employees of Acumen.

(C) The pro forma adjustment to "Selling, general and administrative expenses" represents the amortization over five years of $698,000 of goodwill resulting from the allocation of the purchase price of Acumen.

(D) The pro forma adjustment to "Other income" represents reduced interest income related to the cash outlays in connection with the acquisition.

(E) The pro forma adjustment to "Provision for income taxes" represents the tax benefit associated with items (B), (C), and (D) above.

(F) The pro forma adjustment to "Weighted average common shares outstanding" represents 96,140 shares of Cognex common stock issued in connection with the acquisition.

(G) The pro forma balance sheet adjustments represent the consideration paid and the allocation of the purchase price based on the fair values of the identifiable assets of Acumen as of July 2, 1995, with the remainder allocated to goodwill.

(H) The pro forma balance sheet adjustments represent the elimination of the additional paid-in capital and retained earnings of Acumen.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




DATE:   October 4, 1995         COGNEX CORPORATION

                                /s/ Robert J. Shillman
                                ----------------------------
                                Robert J. Shillman
                                President, Chief Executive Officer, and Chairman (principal executive officer)


                                /s/ John J. Rogers, Jr.
                                ----------------------------
                                John J. Rogers, Jr.
                                Vice President, Chief Financial Officer, and
                                Treasurer (principal financial and accounting officer)